Exhibit 4(c)

                          INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made this 10th day of July, 2006 by and between MERRILL LYNCH MUNICIPAL BOND FUND, INC., a Maryland corporation (the "Fund"), on behalf of HIGH YIELD PORTFOLIO (the "Portfolio"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Investment Adviser").

                              W I T N E S S E T H :

      WHEREAS, the Fund is engaged in business as a diversified, open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Board of Directors of the Fund (the "Directors") is authorized to establish separate portfolios of the Fund, each of which pursues its investment objective through separate investment policies, by designating authorized shares of common stock of the Fund; and

      WHEREAS, the Directors have established the Portfolio as a portfolio of the Fund by reclassifying and designating authorized shares of common stock of the Fund; and

      WHEREAS, the Investment Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Fund desires to retain the Investment Adviser to render management and investment advisory services to the Portfolio in the manner and on the terms hereinafter set forth; and

      WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the Portfolio on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Investment Adviser hereby agree as follows:

                                   ARTICLE I
                        DUTIES OF THE INVESTMENT ADVISER

      The Fund hereby employs the Investment Adviser to act as a manager and investment adviser of the Portfolio and to furnish or arrange for affiliates to furnish, the management and investment advisory services described below, subject to policies of, review by and overall control of the Directors, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund or the Portfolio in any way or otherwise be deemed an agent of the Fund or the Portfolio.

      (a) Management and Administrative Services. The Investment Adviser shall perform, or arrange for the performance by affiliates of, the management and administrative services necessary for the operation of the Portfolio, including administering stockholder accounts and handling stockholder relations. The Investment Adviser shall provide the Fund and the Portfolio with office space, equipment and facilities and such other services as the Investment Adviser, subject to review by the Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Investment Adviser shall also, on behalf of the Portfolio, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Investment Adviser shall generally monitor the Portfolio's compliance with investment policies and restrictions as set forth in the currently effective prospectus and statement of additional information relating to the shares of the Portfolio under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Information," respectively). The Investment Adviser shall make reports to the Directors of its performance of the obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Portfolio as it shall determine to be desirable.

      (b) Investment Advisory Services. The Investment Adviser shall provide (or arrange for affiliates to provide) the Portfolio with such investment research, advice and supervision as the Fund and the Portfolio may from time to time consider necessary for the proper supervision of the assets of the Portfolio, shall furnish continuously an investment program for the Portfolio and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held in the various securities in which the Portfolio invests, options, futures, options on futures or cash, subject always to the restrictions set forth in the Articles of Incorporation and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Portfolio's investment objectives, investment policies and investment restrictions as the same are set forth in the Prospectus and Statement of Additional Information. The Investment Adviser shall also make decisions for the Portfolio as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Portfolio's portfolio securities shall be exercised. Should the Directors at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Adviser shall take, on behalf of the Portfolio, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio's account with brokers or dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Portfolio to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Portfolio, the Investment Adviser is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Directors as set forth in the Prospectus and Statement of Additional Information. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of

1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Fund or the Portfolio is affiliated.

      (c) Affiliated Sub-Advisers. In carrying out its responsibilities hereunder, the Investment Adviser may employ, retain or otherwise avail itself of the services of other persons or entities, including, without limitation, affiliates of the Investment Adviser, on such terms as the Investment Adviser shall determine to be necessary, desirable or appropriate. However, if the Investment Adviser chooses to retain or avail itself of the services of another person or entity to manage assets of the Portfolio, such other person or entity must be (i) an affiliate of the Investment Adviser, (ii) retained at the Investment Adviser's own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Investment Adviser under this Agreement, and the Investment Adviser shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Investment Adviser's duties hereunder.

      (d) Notice Upon Change in Partners of Investment Adviser. The Investment Adviser is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Investment Adviser will notify the Fund and the Portfolio of any change in the membership of the partnership within a reasonable time after such change.

                                   ARTICLE II
                       ALLOCATION OF CHARGES AND EXPENSES

      (a) The Investment Adviser. The Investment Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Fund and the Portfolio and all Directors who are affiliated persons of the Investment Adviser.

      (b) The Portfolio. The Portfolio assumes and shall pay or cause to be paid all other expenses of the Portfolio (except for the expenses paid by FAM Distributors, Inc. (the "Distributor")), including, without limitation: organizational costs, redemption expenses, expenses of portfolio transactions, expenses of registering shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing stockholder reports, stock certificates (if any), prospectuses and statements of additional information, Securities and Exchange Commission fees, interest, taxes, custodian and transfer agency fees, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Investment Adviser, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to stockholder meetings, and other expenses properly payable by the Portfolio. It is also understood that the Portfolio shall reimburse the Investment Adviser for its costs, if any, in providing accounting services to the Portfolio. The Distributor will pay certain of the expenses of the Portfolio incurred in connection with the continuous offering of Portfolio shares.

                                  ARTICLE III
                     COMPENSATION OF THE INVESTMENT ADVISER

      (a) Investment Management Fee. For the services rendered, the facilities furnished and expenses assumed by the Investment Adviser, the Portfolio shall pay to the Investment Adviser at the end of each calendar month a fee at the annual rate of 0.55% of that portion of the average daily net assets of the Portfolio not exceeding $250 million; 0.525% of that portion of the average daily net assets of the Portfolio in excess of $250 million but not exceeding $500 million; and 0.50% of that portion of the average daily net assets of the Portfolio in excess of $500 million, commencing on the day following effectiveness hereof, as determined and computed in accordance with the description of the determination of net asset value contained in the Prospectus and Statement of Additional Information. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above.

      (b) Fee Payment. Payment of the Investment Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by Article III(a) above. During any period when the determination of net asset value is suspended by the Directors, the average net asset value of a share for the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV
                LIMITATION OF LIABILITY OF THE INVESTMENT ADVISER

      The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Portfolio contemplated hereby and the partners, shareholders, directors, officers and employees of the Investment Adviser and such affiliates.

                                   ARTICLE V
                      ACTIVITIES OF THE INVESTMENT ADVISER

      The services of the Investment Adviser to the Portfolio are not to be deemed to be exclusive, and the Investment Adviser and any person controlled by or under common control with the Investment Adviser (for purposes of Article V referred to as "affiliates") is free to render services to others. It is understood that Directors, officers, employees and stockholders of the Fund or the Portfolio are or may become interested in the Investment Adviser and its affiliates, as directors, officers, employees, partners and shareholders or otherwise and that the Investment Adviser and the directors, officers, employees, partners and shareholders of the Investment Adviser and its affiliates are or may become similarly interested in the Portfolio as stockholders or otherwise.

                                   ARTICLE VI
                    DURATION AND TERMINATION OF THIS CONTRACT

      This Agreement shall become effective as of the date first written above and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Directors, or by the vote of a majority of the outstanding voting securities of the Portfolio, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding voting securities of the Portfolio, or by the Investment Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VII
                          AMENDMENTS OF THIS AGREEMENT

      This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Directors, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Portfolio.

                                  ARTICLE VIII
                          DEFINITIONS OF CERTAIN TERMS

      The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Investment Company Act.

                                   ARTICLE IX
                                  GOVERNING LAW

      This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                        MERRILL LYNCH MUNICIPAL BOND FUND, INC., on behalf of High Yield Portfolio

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        FUND ASSET MANAGEMENT, L.P.

                                        By: PRINCETON SERVICES, INC.,
                                            its General Partner

                                        By: ____________________________________
                                            Name:
                                            Title: